Yum! Brands Inc. Announces First Quarter 2011 EPS Growth of 7%,
Or $0.63 Per Share, Excluding Special Items;
Driven by Outstanding China and Emerging Market Performance

Louisville, KY (April 20, 2011) — Yum! Brands Inc. (NYSE: YUM) today reported results for the first quarter ended March 19, 2011 including EPS of $0.63, excluding Special Items.  After a Special Items loss of $0.09, reported EPS was $0.54.  Yum! reconfirms full year 2011 EPS growth of at least 10%, excluding Special Items.

FIRST-QUARTER HIGHLIGHTS

●	Worldwide operating profit grew 5%, prior to foreign currency translation, including 18% in China and 8% in Yum! Restaurants International (“YRI”), partially offset by a 13% decline in the U.S.

●	Worldwide system sales grew 5%, prior to foreign currency translation, including 24% in China and 6% in YRI. System sales in the U.S. were flat.

●	Strong international development continued with 223 new restaurants opened, including 92 new units in China.

●	Same-store sales grew 13% in China and 2% in YRI, with a 1% decline in the U.S.

●	Worldwide restaurant margin improved 0.6 percentage points to 17.6%.

●	Share repurchases totaled $142 million for 2.9 million shares at an average price of $49 per share.

●	Worldwide tax rate increased to 27.1% from 25.7%.

	First Quarter
	2011	2010	% Change
EPS Excluding Special Items	$0.63	$0.59	7%
Special Items Gain/(Loss)1	($0.09)	($0.09)	NM
EPS	$0.54	$0.50	10%

1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.  Special Items in the first quarter are primarily related to the impairment of Long John Silver’s and A&W All American Food Restaurants’ assets in anticipation of selling the brands.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO said, “I’m pleased to report strong international performance helped Yum! Brands deliver EPS growth of 7% in the first quarter, prior to special items.

Our China business continues to fire on all cylinders.  Operating profit grew 18%, prior to foreign currency translation, as same-store sales jumped a remarkable 13%, driven by a 15% increase in same-store transactions.  This strong increase in traffic gives us even more confidence that our category-leading brands in China are stronger than ever, and well positioned for sustained growth ahead.  Yum! Restaurants International (YRI) operating profit increased 8%, led by outstanding performance in high-growth emerging markets, where system sales grew 10%, both prior to foreign currency translation.  Importantly, we continue to build scale in India, the second-largest emerging market, where system sales were up 42%.

In spite of these international results, our overall performance was dampened by an unexpected 13% decline in U.S. profits.  We knew commodity inflation would be a headwind, but did not plan for a significant reversal in sales trends at Taco Bell due to false claims made about our food quality that resulted in negative publicity.

Looking ahead, our international performance and trends are strong, and new unit development is robust.  We expect the continued strength of both our China and YRI businesses to overcome a challenging year in the U.S., and that 2011 will be the tenth consecutive year we achieve our annual target of at least 10% EPS growth.”

CHINA DIVISION

	First Quarter
			% Change
	2011	2010	Reported	Ex F/X
System Sales Growth			+29	+24
Same-Store-Sales Growth (%)	+13	+4	NM	NM
Restaurant Margin (%)	25.1	26.6	(1.5)	(1.5)
Operating Profit ($MM)	215	176	+22	+18

●
China Division system sales increased 24%, excluding foreign currency translation, driven by same-store-sales growth of 13% and new unit development of 12%.  The same-store-sales growth was driven by a 15% increase in same-store transactions.  KFC same-store sales grew 14%, due in part to several successful sales-building initiatives, including breakfast, delivery and 24-hour operation.  Pizza Hut Casual Dining leveraged strong promotions and their semi-annual menu refresh to post 12% same-store-sales growth.

	○	Opened 92 new restaurants in the first quarter, led by strong company development.

China Units	Q1 2011	% Change1
Traditional Restaurants	3,986	+12
KFC	3,312	+12
Pizza Hut Casual Dining	531	+14
Pizza Hut Home Service	120	+18

                                               1   Annual Rate of Change

●
Overlapping record levels from the first quarter of 2010, restaurant margin decreased 1.5 percentage points, driven primarily by higher wage rates, commodity inflation and a new business tax that took effect in December 2010.  We now estimate commodity inflation of approximately 7% for the full year.

●	Operating profit growth of 18% overlapped growth of 37%, excluding foreign currency translation, in the first quarter of 2010.

●	Foreign currency translation benefited operating profit by $7 million.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	First Quarter
			% Change
	2011	2010	Reported	Ex F/X
Traditional Restaurants	14,338	13,842	+4	NA
System Sales Growth			+9	+6
Franchise & License Fees	189	169	+12	+9
Operating Profit ($MM)	158	141	+12	+8
Operating Margin (%)	23.7	20.0	3.7	3.2

●
YRI Division system sales growth of 6%, excluding foreign currency translation, was driven by new unit development and a 2% increase in same-store sales.  Emerging markets led the way with 10% system sales growth, driven by 6% unit growth.  Developed market system sales grew 4%, driven by 2% unit growth.

●	YRI opened 131 new units in 41 countries, including 90 in emerging markets. Our franchise partners opened 92% of the total new units.

●	Restaurant margin increased 1.4 percentage points to 12.7%, primarily as a result of strong performance in Thailand, France and KFC UK.

●
Operating profit grew 8%, prior to foreign currency translation, driven by new unit growth, same-store-sales growth and improved restaurant margins.  Weak performance in Pizza Hut UK and KFC Australia partially offset overall YRI profit growth.

●	Foreign currency translation positively impacted operating profit by $5 million.

Key YRI Markets1	System Sales Ex F/X
	Percent of YRI2	First Quarter Growth (%)
Franchise Only Markets
Asia (ex China Division)3	26%	+6
Latin America	11%	+8
Middle East	8%	+8
Continental Europe	7%	+2
Canada	7%	(1)
Africa	5%	+11
Company/Franchise Markets
UK4	14%	Even
Australia/New Zealand	10%	+1
Key Growth Markets
France	4%	+18
Germany/Netherlands	2%	+16
India	1%	+42
Russia	1%	+16

1	The “Key YRI Markets” listed above generate over 90% of YRI’s operating profit excluding corporate G&A expense.
2	Percentage of Total YRI System Sales for Full Year 2010.
3	Does not include the impact of the earthquake in Japan as that event did not fall within YRI’s reported first quarter. Excluding Japan, Asia system sales grew 8%.
4	KFC UK system sales grew 4% and Pizza Hut UK system sales declined 7%.

U.S. DIVISION

	First Quarter
	2011	2010	% Change
Same-Store-Sales Growth (%)	(1)	(1)	NM
Restaurant Margin (%)	10.7	12.3	(1.6)
Franchise and License Fees ($MM)	172	170	+1
Operating Profit ($MM)	123	143	(13)
Operating Margin (%)	14.5	15.3	(0.8)

●	U.S. Division same-store sales declined 1%, including an increase of 1% at KFC, flat sales at Taco Bell and a decline of 3% at Pizza Hut.

●
Taco Bell began the year with strong sales momentum and grew same-store sales 4% in the first period of the quarter.  However, due to false claims made about our food quality that resulted in negative publicity, we saw a significant reversal in sales trends.  Sales declined 2% over the balance of the first quarter.  On April 18th, the law firm for the plaintiff that initiated these false claims voluntarily withdrew its class action suit against the company without any payments to the plaintiffs, and without any changes to Taco Bell’s products or advertising.

●
Restaurant margin declined 1.6 percentage points and operating profit declined 13% due to commodity inflation, a decline in same-store sales and the impact of a value-oriented menu mix shift. Food inflation remains a headwind and we now estimate commodity inflation of approximately 6% for the full year.

●	The combination of near-term weak sales at Taco Bell and higher food inflation should make the second quarter our most challenging of the year in the U.S.

SPECIAL ITEMS UPDATE

●
During the first quarter, we decided to sell our Long John Silver’s and A&W All American Food brands.  As a result, we recorded a non-cash pre-tax charge in Special Items of $66 million related to the impairment of intangible assets.

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. Eastern Time Thursday, April 21, 2011. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, April 21, through midnight Thursday, May 5, 2011. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 58167873.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q1 2011 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE

Quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with nearly 38,000 restaurants in more than 110 countries and territories. The Company is ranked #216 on the Fortune 500 List and generated revenues of more than $11 billion in 2010. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. A&W Restaurants is the longest running quick-service franchise chain in America. Outside the United States in 2010, the Yum! Brands system opened approximately four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change
	3/19/11	3/20/10	B/(W)
Company sales	$2,051	$1,996	3
Franchise and license fees and income	374	349	7
Total revenues	2,425	2,345	3

Company restaurants
Food and paper	662	625	(6)
Payroll and employee benefits	461	461	—
Occupancy and other operating expenses	568	570	—
Company restaurant expenses	1,691	1,656	(2)

General and administrative expenses	255	245	(4)
Franchise and license expenses	30	23	(33)
Closures and impairment (income) expenses	69	4	NM
Refranchising (gain) loss	(2)	63	NM
Other (income) expense	(19)	(10)	88
Total costs and expenses, net	2,024	1,981	(2)

Operating Profit	401	364	10
Interest expense, net	43	41	(2)
Income before income taxes	358	323	11
Income tax provision	91	78	(16)
Net income – including noncontrolling interest	267	245	10
Net income – noncontrolling interest	3	4	7
Net income – YUM! Brands, Inc.	$264	$241	10

Effective tax rate	25.2%	24.1%	(1.1) ppts.

Basic EPS Data
EPS	$0.56	$0.51	10
Average shares outstanding	473	474	—

Diluted EPS Data
EPS	$0.54	$0.50	10
Average shares outstanding	486	485	—

Dividends declared per common share	$—	$0.21

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/19/11	3/20/10	B/(W)

Company sales	$893	$698	28
Franchise and license fees and income	13	10	30
Total revenues	906	708	28

Company restaurant expenses, net
Food and paper	309	229	(35)
Payroll and employee benefits	123	90	(36)
Occupancy and other operating expenses	237	193	(23)
	669	512	(31)
General and administrative expenses	37	30	(23)
Franchise and license expenses	—	—	—
Closures and impairment (income) expenses	—	—	—
Other (income) expense	(15)	(10)	43
	691	532	(30)
Operating Profit	$215	$176	22

Company sales	100.0%	100.0%
Food and paper	34.6	32.9	(1.7) ppts.
Payroll and employee benefits	13.8	12.9	(0.9) ppts.
Occupancy and other operating expenses	26.5	27.6	1.1 ppts.
Restaurant margin	25.1%	26.6%	(1.5) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/19/11	3/20/10	B/(W)

Company sales	$477	$535	(11)
Franchise and license fees and income	189	169	12
Total revenues	666	704	(5)

Company restaurant expenses, net
Food and paper	148	174	15
Payroll and employee benefits	122	134	9
Occupancy and other operating expenses	146	166	13
	416	474	12
General and administrative expenses	79	78	(2)
Franchise and license expenses	11	9	(21)
Closures and impairment (income) expenses	2	2	(10)
Other (income) expense	—	—	—
	508	563	10
Operating Profit	$158	$141	12

Company sales	100.0%	100.0%
Food and paper	31.2	32.6	1.4 ppts.
Payroll and employee benefits	25.5	25.0	(0.5) ppts.
Occupancy and other operating expenses	30.6	31.1	0.5 ppts.
Restaurant margin	12.7%	11.3%	1.4 ppts.

Operating margin	23.7%	20.0%	3.7 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/19/11	3/20/10	B/(W)

Company sales	$681	$763	(11)
Franchise and license fees and income	172	170	1
Total revenues	853	933	(9)

Company restaurant expenses, net
Food and paper	205	222	8
Payroll and employee benefits	216	237	9
Occupancy and other operating expenses	188	211	11
	609	670	9
General and administrative expenses	101	104	3
Franchise and license expenses	19	14	(40)
Closures and impairment (income) expenses	1	2	48
Other (income) expense	—	—	—
	730	790	8
Operating Profit	$123	$143	(13)

Company sales	100.0%	100.0%
Food and paper	30.0	29.1	(0.9) ppts.
Payroll and employee benefits	31.7	31.1	(0.6) ppts.
Occupancy and other operating expenses	27.6	27.5	(0.1) ppts.
Restaurant margin	10.7%	12.3%	(1.6) ppts.

Operating margin	14.5%	15.3%	(0.8) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	3/19/11	12/25/10
ASSETS
Current Assets
Cash and cash equivalents	$1,529	$1,426
Accounts and notes receivable, less allowance: $38 in 2011 and $33 in 2010	311	256
Inventories	156	189
Prepaid expenses and other current assets	264	269
Deferred income taxes	59	61
Advertising cooperative assets, restricted	117	112
Total Current Assets	2,436	2,313
Property, plant and equipment, net of accumulated depreciation and amortization of $3,371 in 2011 and $3,273 in 2010	3,852	3,830
Goodwill	669	659
Intangible assets, net	408	475
Investments in unconsolidated affiliates	135	154
Other assets	507	519
Deferred income taxes	419	366
Total Assets	$8,426	$8,316
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,396	$1,602
Income taxes payable	105	61
Short-term borrowings	670	673
Advertising cooperative liabilities	117	112
Total Current Liabilities	2,288	2,448
Long-term debt	2,918	2,915
Other liabilities and deferred credits	1,361	1,284
Total Liabilities	6,567	6,647

Shareholders’ Equity
Common stock, no par value, 750 shares authorized; 467 shares and 469 shares issued in 2011 and 2010, respectively	—	86
Retained earnings	1,960	1,717
Accumulated other comprehensive income (loss)	(177)	(227)
Total Shareholders’ Equity – YUM! Brands, Inc.	1,783	1,576
Noncontrolling interest	76	93
Total Shareholders’ Equity	1,859	1,669
Total Liabilities and Shareholders’ Equity	$8,426	$8,316

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Year to date
	3/19/11	3/20/10
Cash Flows – Operating Activities
Net income – including noncontrolling interest	$267	$245
Depreciation and amortization	123	119
Closures and impairment (income) expenses	69	4
Refranchising (gain) loss	(2)	63
Contributions to defined benefit pension plans	(3)	(10)
Deferred income taxes	(60)	(74)
Equity income from investments in unconsolidated affiliates	(16)	(12)
Excess tax benefit from share-based compensation	(8)	(9)
Share-based compensation expense	13	13
Changes in accounts and notes receivable	11	(7)
Changes in inventories	34	5
Changes in prepaid expenses and other current assets	(25)	1
Changes in accounts payable and other current liabilities	(14)	(8)
Changes in income taxes payable	85	26
Other, net	34	36
Net Cash Provided by Operating Activities	508	392

Cash Flows – Investing Activities
Capital spending	(173)	(163)
Proceeds from refranchising of restaurants	14	42
Acquisitions and investments	(1)	—
Sales of property, plant and equipment	—	9
Other, net	4	(4)
Net Cash Used in Investing Activities	(156)	(116)

Cash Flows – Financing Activities
Repayments of long-term debt	(4)	(3)
Revolving credit facilities, three months or less, net	—	23
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	—	(3)
Repurchase shares of Common Stock	(152)	(132)
Excess tax benefit from share-based compensation	8	9
Employee stock option proceeds	9	17
Dividends paid on Common Stock	(118)	(99)
Other, net	(4)	(2)
Net Cash Used in Financing Activities	(261)	(190)
Effect of Exchange Rate on Cash and Cash Equivalents	12	5
Net Increase in Cash and Cash Equivalents	103	91
Cash and Cash Equivalents - Beginning of Period	$1,426	$353
Cash and Cash Equivalents - End of Period	$1,529	$444

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2011 and 2010 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the depreciation reduction from the KFC restaurants impaired upon our offer to refranchise in 2010 that remained Company stores for some or all of the quarter ended March 19, 2011, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, the 2010 loss recognized as a result of refranchising an equity market outside the U.S., and the impairment of intangibles and other costs relating to the planned sale of our Long John Silver’s (“LJS”) and A&W All-American Food Restaurants (“A&W”) brands.  These amounts are described in (b), (c) and (d) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2011 and 2010 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter
	3/19/11	3/20/10
Detail of Special Items
Loss upon refranchising of an equity market outside the U.S.	$—	$(7)
U.S. Refranchising gain (loss)	1	(56)
Depreciation reduction from KFC restaurants impaired upon offer to sell	3	—
Charges relating to U.S. G&A productivity initiatives and realignment of resources	(1)	(3)
Impairment of intangibles and other costs relating to the planned sale of LJS and A&W	(68)	—
Total Special Items Income (Expense)	(65)	(66)
Tax Benefit (Expense) on Special Items	24	22
Special Items Income (Expense), net of tax	$(41)	$(44)
Average diluted shares outstanding	486	485
Special Items diluted EPS	$(0.09)	$(0.09)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$466	$430
Special Items Income (Expense)	(65)	(66)
Reported Operating Profit	$401	$364

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.63	$0.59
Special Items EPS	(0.09)	(0.09)
Reported EPS	$0.54	$0.50

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	27.1%	25.7%
Impact on Tax Rate as a result of Special Items	(1.9)%	(1.6)%
Reported Effective Tax Rate	25.2%	24.1%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/19/11	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$906	$666	$853	$—	$2,425

Company restaurant expenses	669	416	609	(3)	1,691
General and administrative expenses	37	79	101	38	255
Franchise and license expenses	—	11	19	—	30
Closures and impairment (income) expenses	—	2	1	66	69
Refranchising (gain) loss	—	—	—	(2)	(2)
Other (income) expense	(15)	—	—	(4)	(19)
	691	508	730	95	2,024
Operating Profit (loss)	$215	$158	$123	$(95)	$401

Quarter Ended 3/20/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$708	$704	$933	$—	$2,345

Company restaurant expenses	512	474	670	—	1,656
General and administrative expenses	30	78	104	33	245
Franchise and license expenses	—	9	14	—	23
Closures and impairment (income) expenses	—	2	2	—	4
Refranchising (gain) loss	—	—	—	63	63
Other (income) expense	(10)	—	—	—	(10)
	532	563	790	96	1,981
Operating Profit (loss)	$176	$141	$143	$(96)	$364

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter ended March 19, 2011 are preliminary.

(b)
As part of our plan to transform our U.S. business we took several measures (“the U.S. business transformation measures”) in 2011 and 2010 including: continuation of our U.S. refranchising, potentially reducing our Company ownership in the U.S., excluding the LJS and A&W brands, to about 12%; and G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs).  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives and realignment of resources to the U.S. segment.  Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  U.S. refranchising loss recorded in the quarter ended March 20, 2010 is primarily due to non-cash impairment charges related to our offers to refranchise restaurants in the U.S., principally a substantial portion of our Company operated KFCs.  We have recorded the depreciation reduction for the quarter ended March 19, 2011 resulting from the non-cash impairment charge related to these KFCs that remained Company stores for some or all of the quarter ended March 19, 2011 as a Special Item, resulting in depreciation expense in the U.S. Segment results continuing to be recorded at the rate at which it was prior to the impairment charge being recorded for these KFCs while we still own the restaurants.

(c)
During the quarter ended March 19, 2011, we decided to sell the LJS and A&W brands resulting in a pre-tax non-cash write down of the brands’ intangible assets totaling $66 million and other charges relating to the planned sale totaling $2 million.  Neither the write-down nor the other charges were allocated to any segment for performance reporting purpose and both have been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(d)
During the quarter ended March 20, 2010 we refranchised all of our remaining company restaurants in Taiwan, which consisted of 124 KFCs.  We included in our March 20, 2010 financial statements a non-cash write off of $7 million of goodwill in determining the loss on refranchising of Taiwan.  This loss did not result in a related income tax benefit, was not allocated to any segment for performance reporting purposes and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(e)	Other (income) expense for the China Division primarily consists of equity income from investments in unconsolidated affiliates.